Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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    N-Viro International Corporation to assist City of Palm Coast Florida with
              Environmentally Friendly Biosolids Handling Solution.

Toledo Ohio, Tuesday, June 12, 2007 - N-Viro International Corp. (OTC BB/NVIC.OB) ("N-Viro") announced today they have added the City of Palm Coast, Florida to the growing list of municipalities utilizing N-Viro's state of the art patented technology.

Palm Coast is a unique, new city reminiscent of "old Florida." With a phenomenal rate of growth of 32,000 residents in 2000 to an estimated 60,000 residents last year, Palm Coast's municipal services have been strained. Because of the joint efforts of Palm Coast Utility Systems Manager Danny Ashburn, Chief Operator Patrick Henderson and the engineering team at CPH Engineering, N-Viro offered a unique, long-term solution to the City's biosolids program.

Palm Coast joins other municipalities in Florida who utilize N-Viro's environmentally friendly and proven biosolids process. From a financial standpoint, N-Viro expects services provided to Palm Coast to generate gross revenue during the initial three year contract of approximately $300,000 annually.

Mr. Timothy Kasmoch, President and CEO of N-Viro International stated, "I am very pleased with the efforts from our staff in Daytona Beach, Florida. The City of Palm Coast is the first to join our team since we assumed full ownership of the Volusia County facility from Headwaters Corporation. This contract is the type of business N-Viro needs. We believe that our growth potential in Florida is tremendous, and we must stay focused on continued growth and operational control of our facilities. In addition, the commitment from the City of Palm Coast toward N-Viro and its technology demonstrates our ability to provide the best biosolids alternatives."

About  NVIC
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N-Viro  International  Corporation  develops  and  licenses  its  technology  to municipalities and private companies. N-Viro's patented processes use lime and/or mineral-rich, combustion byproducts to treat, pasteurize, immobilize and convert wastewater sludge and other bio-organic wastes into biomineral agricultural and soil-enrichment products with real market value. More information about N-Viro International can be obtained by contacting the office or on the Internet at www.nviro.com or by e-mail inquiry to info@nviro.com
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Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-KSB, and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.